Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations:

Benjamin Stephen

Director, Investor Relations

703-904-5539

bstephen@quadramed.com

David L. Piazza

Vice President, Finance

703-742-5312

dpiazza@quadramed.com

QUADRAMED AGREES TO DERIVATIVE LITIGATION SETTLEMENT

Reston, Virginia – (March 1, 2004) – QuadraMed® Corporation (OTCBB:QMDC.OB) announced on February 10, 2004 that it had agreed with the plaintiffs’ counsel to settle the securities litigation case filed in October 2002 against QuadraMed and certain of its officers and directors.

Today, QuadraMed announced that it has agreed with the plaintiffs’ counsel to settle the shareholders’ derivative litigation associated with that case. The settlement amount will be principally covered by insurance. The parties have agreed to work promptly to take all steps necessary to document the agreed upon settlement.

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 850 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at more than 1,900 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

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QuadraMed Agrees to Derivative…

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law.

QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

Note to editors: QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective owners.

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